Exhibit 99.1

LifeMD Appoints Bobby Jindal to the Board of Directors

NEW YORK, September 20, 2022 — LifeMD, Inc. (NASDAQ: LFMD), a leading direct-to-patient telehealth company, is pleased to announce its appointment of Bobby Jindal, the 55th Governor of the State of Louisiana, to its board of directors.

Mr. Jindal was elected as the nation’s youngest governor in 2007 and spent two terms as Louisiana’s chief executive officer to rebuild and diversify the state’s economy and financial footing in the aftermath of Hurricanes Katrina and Rita. Prior to serving as Governor, Mr. Jindal held positions as the head of the Louisiana Department of Health and Hospitals, President of the University of Louisiana System, Assistant Secretary of the U.S. Department of Health and Human Services, U.S. Congressman, and Executive Director of the National Bipartisan Commission on the Future of Medicare.

Beyond the public sector, Jindal advised senior management of Fortune 500 firms as an associate at McKinsey & Co. Mr. Jindal currently serves as Operating Adviser at Ares Private Equity Group. Jindal has served on numerous boards, and currently serves on the boards of Hornbeck Offshore Services and U.S. Heart and Vascular. He previously served on the boards of WellCare, Granicus, and Cotton Holdings.

“We are pleased to announce Bobby’s appointment to our Board of Directors,” said Justin Schreiber, Chairman and CEO of LifeMD. “Bobby brings to LifeMD a deep background in healthcare and is passionate about the role virtual care can play in driving access to high quality and affordable care. I’m looking forward to working with Bobby to enhance and scale our current virtual care offerings and identify new opportunities for LifeMD’s telehealth platform.”

“We are excited to expand LifeMD’s Board with another world-class Director with deep insights in healthcare policy and impact,” added Naveen Bhatia, an independent director of LifeMD. “Given Bobby’s experience in advancing Louisiana’s public health with innovative healthcare policies, and his operational expertise in the private sector, our Board welcomes a leader of his caliber joining and contributing to our continued goal of transforming the face of American healthcare and maximizing shareholder value.”

“I am excited about the opportunity for telehealth to empower consumers by reducing the cost of healthcare, increasing access, and improving patient outcomes. Technology driven virtual care platforms, such as what LifeMD is building, will dramatically reshape how countless Americans access and benefit from healthcare,” said Bobby Jindal. “LifeMD has built a technology platform and medical infrastructure that have already served hundreds of thousands of patients. I’m looking forward to being a part of the next chapter of LifeMD’s growth and transformation and helping to position the company as a leader in patient-centered healthcare.”

About LifeMD

LifeMD is a 50-state direct-to-patient telehealth company with a portfolio of brands that offer virtual primary care, diagnostics, and specialized treatment for men’s and women’s health, allergy & asthma, and dermatological conditions. By leveraging our proprietary technology platform, affiliated 50-state medical group, and nationwide mail-order pharmacy network, LifeMD is increasing access to top-notch healthcare that is affordable to anyone. To learn more, go to LifeMD.com.

Cautionary Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended; Section 21E of the Securities Exchange Act of 1934, as amended; and the safe harbor provision of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release may be identified by the use of words such as: “believe,” “expect,” “anticipate,” “project,” “should,” “plan,” “will,” “may,” “intend,” “estimate,” predict,” “continue,” and “potential,” or, in each case, their negative or other variations or comparable terminology referencing future periods. Examples of forward-looking statements include, but are not limited to, statements regarding our financial outlook and guidance, short and long-term business performance and operations, future revenues and earnings, regulatory developments, legal events or outcomes, ability to comply with complex and evolving regulations, market conditions and trends, new or expanded products and offerings, growth strategies, underlying assumptions, and the effects of any of the foregoing on our future results of operations or financial condition.

Forward-looking statements are not historical facts and are not assurances of future performance. Rather, these statements are based on our current expectations, beliefs, and assumptions regarding future plans and strategies, projections, anticipated and unanticipated events and trends, the economy, and other future conditions, including the impact of any of the aforementioned on our future business. As forward-looking statements relate to the future, they are subject to inherent risk, uncertainties, and changes in circumstances and assumptions that are difficult to predict, including some of which are out of our control. Consequently, our actual results, performance, and financial condition may differ materially from those indicated in the forward-looking statements. These risks and uncertainties include, but are not limited to, “Risk Factors” identified in our filings with the Securities and Exchange Commission, including, but not limited to, our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and any amendments thereto. Even if our actual results, performance, or financial condition are consistent with forward-looking statements contained in such filings, they may not be indicative of our actual results, performance, or financial condition in subsequent periods.

Any forward-looking statement made in the news release is based on information currently available to us as of the date on which this release is made. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required under applicable law or regulation.

Company Contact

LifeMD, Inc.

Marc Benathen, CFO

Email Contact